UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

Cbeyond, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Interstate North Parkway, Suite 500 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 424-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 18, 2014, Cbeyond, Inc. (the “Company”) completed its previously announced merger with Birch Communications, Inc., a Georgia corporation (“Birch”). Pursuant to the Agreement and Plan of Merger, dated as of April 19, 2014 (the “Merger Agreement”), by and among Birch, the Company, and Hawks Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Birch (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), the Company became a wholly owned subsidiary of Birch.

At the Effective Time, in accordance with the terms of the Merger Agreement, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Shares”) was converted into the right to receive $10.00 per share in cash (the “Per Share Merger Consideration”), without interest, subject to any withholding of taxes required by applicable law.

Immediately prior to the Effective Time, in accordance with the terms of the Merger Agreement,

•	all outstanding and unexercised options to purchase Shares became fully vested. The options were cancelled in the Merger in exchange for the right to receive in cash an amount equal to the product of (i) the total number of Shares subject to the option multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, less any applicable withholding taxes.

•	each share of restricted stock of the Company outstanding and unvested at the time of the Merger, to the extent subject to time-based vesting, became fully vested. Such outstanding shares were cancelled in the Merger in exchange for the right to receive the Per Share Merger Consideration, less any applicable withholding taxes.

•	each share of restricted stock of the Company outstanding and unvested at the time of the Merger, to the extent subject to performance-based vesting, became fully vested, the applicable performance goals were measured as of the Effective Time and, to the extent such goals were met, the holders of such outstanding shares received the Per Share Merger Consideration, less any applicable withholding taxes.

The merger consideration was funded by Birch from available cash and the proceeds of borrowings under its secured term loan and revolving credit facility (collectively, the “Credit Facilities”).

The description of the Merger and the Merger Agreement contained in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated herein by reference to the Company’s Current Report on Form 8-K dated April 21, 2014.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the completion of the Merger, on July 18, 2014, the Company notified the NASDAQ Global Select Market (“NASDAQ”) that each Share was converted into the right to receive the Per Share Merger Consideration, and requested that trading of the Shares on the NASDAQ be suspended and that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”). As of the close of business on July 18, 2014, the Shares, which traded under the symbol “CBEY,” ceased trading on, and are being delisted from, NASDAQ. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

The disclosures set forth under Items 2.01 and 3.01 above are incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Birch. The disclosures set forth under Items 2.01 and 5.02 are incorporated into this Item 5.01 by reference. The aggregate consideration payable in connection with the Merger is approximately $320 million, which was funded by Birch from available cash and the proceeds of borrowings under its Credit Facilities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, the directors of the Company resigned. At the Effective Time, the director of Merger Sub immediately prior to the Effective Time became the director of the surviving corporation. Also at the Effective Time, the board of directors of the surviving corporation appointed the following individuals as officers: Vincent Oddo (President and Chief Executive Officer), Christopher Aversano (Executive Vice President and Chief Operating Officer), Edward James III (Senior Vice President, Chief Financial Officer and Treasurer and Assistant Secretary), Christopher Bunce (Senior Vice President, Legal, and General Counsel, and Secretary), and Christopher Ramsey (Senior Vice President and Chief Sales and Marketing Officer).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company as the surviving corporation in the Merger were amended and restated in their entirety to be identical to the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the Effective Time, except with respect to the name of the corporation, which was changed in the certificate of incorporation and bylaws to the name of the Company. The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Cbeyond, Inc.

3.2	Amended and Restated Bylaws of Cbeyond, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cbeyond, Inc.

By:	/s/ Edward James III
Name:	Edward James III
Title:	Chief Financial Officer

Date: July 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Cbeyond, Inc.

3.2	Amended and Restated Bylaws of Cbeyond, Inc.